Exhibit 99.1

CYTYC ANNOUNCES INTENTION TO INCREASE TENDER OFFER PRICE FOR

VISION SYSTEMS LIMITED TO A$3.25 PER SHARE

Intends to Declare Offer Unconditional

Cytyc Has Secured Commitments for 13.9% of Vision Systems’ Fully Diluted Shares

Vision System’s Shareholders Will be Paid A$3.25 Cash Per Share

as Soon as Possible but No Later Than 5 Days After Accepting Offer

MARLBOROUGH, Mass., September 29, 2006 — Cytyc Corporation (Nasdaq: CYTC) today announced that on October 4, 2006 it intends to:

•	Increase its all cash tender offer to acquire Vision Systems Limited (ASX: VSL) to A$3.25 per outstanding share, or a total consideration of A$692 million (US$517 million);

•	Declare its all cash tender offer unconditional; and

•	Pay shareholders who accept its all cash tender offer as soon as practicable, but in any event, within 5 days after acceptance.

The increased offer of A$3.25 per Vision Systems’ share represents a 53% premium to the A$2.13 price provided to Vision Systems’ shareholders under the Ventana Medical Systems, Inc.’s (Nasdaq: VMSI) proposal to merge with Vision Systems pursuant to the Merger Implementation Agreement dated August 12, 2006 (the “Ventana Proposal”).

Patrick J. Sullivan, Cytyc’s chairman, chief executive officer and president, said, “We decided to increase our offer to underscore our commitment to completing this transaction as soon as possible. We firmly believe that the combination of Vision Systems and Cytyc will provide the maximum benefit to customers of both companies while generating attractive value for both Vision Systems and Cytyc shareholders. Our increased offer is at a significant premium to the offer by Ventana and to the current Vision Systems’ share price reflecting increased interest from potential acquirors.

“I am pleased to announce that Cytyc’s offer has already secured pre-bid acceptances from shareholders for approximately 25 million shares and 3.6 million convertible notes which convert into an additional 4.6 million shares.”

By announcing its intention to declare the tender offer unconditional, Cytyc’s offer will not be subject to any regulatory risks, including antitrust concerns, as Cytyc believes is likely with Ventana’s proposal. In addition, Cytyc’s offer will not be affected by any current or future litigation from Ventana.

Mr. Sullivan continued, “The Cytyc offer is currently the only offer for Vision Systems that provides certainty and the distinct timing advantage of a cash payment within five days of accepting our offer. We urge Vision Systems’ shareholders to take advantage of this certainty by accepting into the Cytyc offer when it opens next week.”

In connection with this transaction, Cytyc anticipates it will incur certain one-time charges, which will be detailed at the close of the transaction. Excluding transaction related expenses and transaction amortization, Cytyc expects the acquisition of Vision to be breakeven to modestly dilutive to non-GAAP adjusted earnings per share in 2007. The transaction is expected to be accretive to earnings per share in 2008. (See Annex 1)

ABOUT CYTYC CORPORATION

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patient’s lives throughout the world. Cytyc provides diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

ABOUT VISION SYSTEMS LIMITED

Vision Systems operates two core business units: Vision Bio-Systems manufactures and markets automated instruments and reagents for biopsy-based detection of cancer and infectious diseases in pathology laboratories worldwide. Products include the Bond™-maX advanced staining system, the Peloris™ tissue processor, and Novocastra™ antibodies and biochemical reagents. Income is generated from capital equipment sales, visualization reagents to the Bond system and Novocastra branded antibodies used in immunohistochemistry for the identification of cancer and infectious diseases.

The second business unit is Invetech, a worldwide provider of research and development services for both internal and external clients, primarily in the international healthcare sector.

FORWARD LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Annex 1

“Non-GAAP adjusted earnings per share” is defined as earnings per share as calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP EPS”) excluding amounts related to the following: effect of purchase price allocation on assets (including write-off of in-process research and development, amortization of identifiable intangibles, and effect of write-up of assets to fair-market value), transaction-related expenses (including integration costs), and other non-operating charges.

GAAP EPS cannot be estimated until after the closing of the transaction when an independent valuation of the assets acquired and liabilities assumed will be performed.

U.S. Contact:

Tim Adams, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation, 508-263-8765

www.cytyc.com

or

Rhonda Barnat/Mike Pascale

The Abernathy MacGregor Group, 212-371-5999

or

Australia Contact:

Rick Ball /Nick Godhard/Gregory Bittar

Morgan Stanley, + 61 3 9256 8913; + 61 2 9770 1519

or

Christine Lacy/Ross Thornton

Third Person Communications, +61 2 8298 6100

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